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                                                                    EXHIBIT 10.7

                              Joint R&D Agreement*

Party A: Harbin Three-Happiness Bioengineering Co., Ltd.
Party B: Heilongjiang Chinese Medical University

Both parties agree to the following content after friendly discussion, in conformity with related laws and regulations of PRC:

o    Item 1. Purpose of cooperation

     |X| Both parties like to establish cooperation relation on the basis of "mutual benefits"

     |X| Both parties make fully use of its own natural resource and enhance help each other

o    Item 2. How to cooperate

     o 2.1 Party A assigns Party B to test its products under Party A's standard, as well as develop new products

o    Item 3. Rights and obligations of Party A

     o 3.1 Party A is responsible to provide detailed information regarding its products and keep good communication with Party B in time.

     o 3.2 Party A warrants that all information provided to party B is true and correct, will not impair the third Party's benefit. Otherwise Party A will have to burden all consequences caused by bad information.

     o 3.3 Party A should pay [Y]200,000 to Party B for development new products compensation.(Party B will receive [Y]100,000 upon signing this agreement, the rest part will be paid after each test.)

     o 3.4 Party A will own all intellectual property related new product, which is developed by Party B per the instruction of Party A.

     o 3.5 Both parties should obey the confidentiality requirements and won't sell the technique or disclose technique cooperation information to the third Party.

o    Item 4. Rights and obligations of Party B

     o 4.1 Party B should make use of technique advantage to provide Party A consulting service.

     o 4.2 Party B agrees to develop new products on the basis of information provided by Party, and promises that won't disclose research result to the third party.

     o 4.3 Party B warrants the truth and integrety of technique information, and will assist Party A to do clinical test.

o    Item 5. Maturity date and other issues

     o 5.1 The term is three years from the beginning of signing this agreement.

     o 5.2 Any revision isn't permitted without written consent executed by representatives from both parties.

     o 5.3 Each party keeps a copy of this agreement.Each copy has equal legal binding.

     o 5.4 All supplementary agreements will become effective parts of the whole agreement upon being signed by both Parties.

     o 5.5 Each party is prohibited from disclosing this agreement to the third party without the written consent issued by the other side. Otherwise, has to burden the obligations caused by disclosure.

     o    5.6 This agreement is governed and interpreted laws of PRC.

o    Signed by:

Chop of Harbin Three-Happiness Bioengineering Co., Ltd.

Chop of Heilongjiang Chinese Medical University
Date: October 18, 2002

*Translation from Chinese original